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                                                                      Exhibit 23

CONSENT OF INDEPENDENT PUBLIC AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-33998) pertaining to the Westinghouse Air Brake Technologies Corporation Savings Plan for Hourly Employees of Westinghouse Air Brake Technologies Corporation of our report dated June 20, 2002, with respect to the financial statements and schedules of the Westinghouse Air Brake Technologies Corporation Savings Plan for Hourly Employees included in this Annual Report (Form 11-K) for the year ended December 31, 2001.

                                                  /s/ Ernst & Young LLP

Pittsburgh, Pennsylvania
June 29, 2002



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